            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Opportunity Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of the
Registration Statement on Form S-1 of our report dated August 23, 2006, on the financial statements of China Opportunity Acquisition Corp. as of August 15,
2006 and for the period from August 7, 2006 (date of inception) to August 15,
2006, which appears in such Prospectus. We also consent to the reference to our
Firm under the caption "Experts" in such Prospectus.

/s/ WithumSmith+Brown, P.C.

WithumSmith+Brown, P.C.
New Brunswick, New Jersey

September 29, 2006